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                                                                 EXHIBIT (a)(4)

              NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

 If you previously elected to accept LookSmart, Ltd.'s offer to exchange options (the "Offer"), and you would like to change your election and reject this offer, you must sign this Notice and return it to Stock Options Office,
 Attn: Doris Young, LookSmart, Ltd., 625 Second Street, San Francisco, California 94107 before 12:00 midnight, Pacific Standard Time, on March 20, 2001, unless the Offer is extended. If you have questions, please contact Doris Young at (415) 348-7571 or e-mail her at options@looksmart.net.


To LookSmart, Ltd.:

   I previously received a copy of the Offer to Exchange (dated February 20, 2001), the cover letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to accept LookSmart, Ltd.'s Offer. I now wish to change that election and reject your Offer. I understand that by signing this Notice and delivering it to Stock Options Office, Attn:
Doris Young, LookSmart, Ltd., 625 Second Street, San Francisco, California 94107, I will be able to withdraw my acceptance of the Offer and reject the Offer instead. I have read and understand all of the terms and conditions of the Offer.

   I understand that in order to reject the Offer, I must sign and deliver this Notice to Stock Options Office, Attn: Doris Young, LookSmart, Ltd., 625 Second Street, San Francisco, California 94107 before 12:00 midnight, Pacific Standard Time, on March 20, 2001, or if LookSmart extends the deadline to exchange options, before the extended expiration of the Offer.

   By rejecting the Offer, I understand that I will not receive any New Options (Attachment 4 of the Election Form) and I will keep the Eligible Options (Attachment 1 of the Election Form), Special Options (Attachment 2 of the Election Form), and Retained Options (Attachment 3 of the Election Form), all as attached to my Election Form. These options will continue to be governed by the Amended and Restated 1998 Stock Plan, under which they were granted, and existing option agreements between LookSmart and me.

   I have completed and signed the following exactly as my name appears on my original Election Form.

   I do not accept the Offer.

X _____________________________________________________________________________
 Signature

Date: _____________, 2001

Name: _________________________________________________________________________
                                (Please Print)

Service Provider Identification Number: _______________________________________